Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Reliance Global Group, Inc. on Form S-8 of our report dated April 4, 2024, on the financial statements of Reliance Global Group, Inc. and Subsidiaries as of December 31, 2023 and 2022 and for each of the two years in the two-year period ended December 31, 2023, which appears in the Annual Report on Form 10-K of Reliance Global Group, Inc. for the year ended December 31, 2023.

/s/ Mazars USA LLP

New York, New York

April 18, 2024